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                                                                  Exhibit 10.134
                                                                   Tiffany & Co.
                                  (Translation)              Report on Form 10-K
                               CONDITIONS OF BONDS

These Conditions of Bonds shall be applied to the issue of Tiffany & Co. Japan Inc. First Series Yen Bonds guaranteed by Tiffany & Co. (For Qualified Institutional Investors Only) (the "Bonds") which Tiffany & Co. Japan Inc. (the "Issuer") is duly authorized to issue.

SECTION 1. AMOUNT, PRINCIPAL AMOUNT AND FORM

(1)      Aggregate principal amount of the Bonds shall be 15,000,000,000 Yen.

(2)      Principal amount per Bond shall be 100,000,000 Yen.

(3) The form of the bond certificate of the Bonds (the "Bond Certificates") shall be limited to bearer bonds with coupons attached (such coupons attached to the Bond Certificates shall be hereinafter referred to as the "Coupons") and shall not be converted to nonbearer bonds, split into the Bond Certificates with par value less than 100,000,000 Yen, or consolidated with other Bond Certificates.

(4) The Bond Certificates and Coupons shall bear the signature (including the signature in facsimile) of the Executive Vice President and Chief Financial Officer of the Issuer and Tiffany & Co. (the "Guarantor").

SECTION 2. STATUS OF THE BONDS, GUARANTEE AND NEGATIVE PLEDGE

(1) The Bonds and Coupons shall be direct, unconditional (subject to limitations under Section 4(2) hereof), unsecured and unsubordinated obligations of the Issuer, ranking pari passu among each other without being preferred or subordinated and (subject to limitations under Section 4(2) hereof) with all other present and future unsecured and unsubordinated obligations of the Issuer (except for preferred obligations by operation of forcible laws); provided, however, that in the event of insolvency, the Bonds and Coupons shall rank in pari passu to the extent permitted under the laws generally affecting creditors' rights.

(2) The due and punctual payment by the Issuer of the principal of and interest on the Bonds and all other amounts payable under these Conditions of Bonds is unconditionally and irrevocably guaranteed by the Guarantor in accordance with the payment guarantee (the "Payment Guarantee") governed by the laws of the State of New York which is separately issued and delivered to the Fiscal Agent by the Guarantor.

(3) The Bond Certificates shall provide that the Guarantor unconditionally and irrevocably guaranty the due and punctual payment to the holders of the Bonds (the "Bondholders")

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         and holders of the Coupons (the "Couponholders") by the Issuer of the
         principal of and interest on the Bonds and all other amounts payable at the maturity date or other due dates under these Conditions of Bonds.

(4) The Issuer and the Guarantor respectively undertake that, so long as any of the Bonds remains outstanding, each of the Issuer and the Guarantor will procure that no External Indebtedness (as defined below) of itself or of any of its Principal Subsidiaries (as defined below) shall be secured by any mortgage, lien, pledge or other charges, unless the Issuer or the Guarantor, as the case may be, shall forthwith take any and all action necessary to procure that all amounts payable by it under the Bonds and Coupons are secured equally and ratably with such mortgage, lien, pledge or other charge. This Section 2(4), however, shall not apply to External Indebtedness that: (i) is incurred by the Issuer, Guarantor or any Principal Subsidiary in connection with the acquisition of fixed assets (or any improvement thereon); (ii) is assumed by the Issuer, Guarantor or any Principal Subsidiary in connection with the acquisition of any business; or (iii) does not exceed 20% of the Guarantor's consolidated net worth.

         "External Indebtedness" means all items which constitute, without duplication, indebtedness for borrowings, on or after the issue date of the Bonds, of the Issuer, Guarantor or Principal Subsidiaries (whether in the form of or represented by any bonds, notes or other securities), other than Existing Indebtedness and Intercompany Debt.

         "Principal Subsidiaries" means Tiffany and Company and Tiffany & Co. International, which are subsidiaries of the Guarantor.

         "Existing Indebtedness" means indebtedness in existence as of the Issue Date and listed in a schedule attached to the Conditions of Bonds and any refinancing thereof that does not entail the Issuer's or the Guarantor's incurring new liens that are greater than any liens that existed with respect to such indebtedness before its refinancing.

         "Intercompany Debt" means (i) indebtedness of the Guarantor to one or more of its subsidiaries and (ii) indebtedness of one or more of the subsidiaries of the Guarantor to the Guarantor or any one or more of the other subsidiaries of the Guarantor.

         In the event that a security interest is created for the Bond in accordance with this Section 2(4), the Issuer shall take all steps and procedures (including without limitation, perfection of such security interest) necessary for the purpose of these Conditions of Bonds. The Issuer shall bear any and all expenses in connection with the creation of such security interests, perfection thereof, exercise of powers and performance of duties.

         This Section 2(4) shall not apply where the full amount of the Bonds is unable to be redeemed due to the Bondholder's failure to claim for payment on the due date of the Bonds.

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SECTION 3 FISCAL AGENT AND NO ESTABLISHMENT OF BOND MANAGEMENT COMPANY

(1) Mizuho Corporate Bank shall act as the fiscal agent of the Issuer in connection with the Bonds (the "Fiscal Agent"). The Fiscal Agent shall perform duties provided hereunder and under the Fiscal and Paying Agency Agreement dated September 12, 2003 between the Issuer and the Fiscal Agent and Paying Agent (defined in Section 5 hereof). The Fiscal Agent shall act only as an agent of the Issuer, shall have no duties to Bondholders, or agency or trustee relationship with Bondholders. A copy of the Fiscal and Paying Agency Agreement shall be kept at the main office of the Fiscal Agent, and shall be available during normal business hours for inspection and copying by the Bondholders. Persons requesting such copying shall bear all expenses necessary therefor.

(2)      Because the Bonds satisfy the requirements under the proviso of the
         Article 297 of the Commercial Code of Japan (Law No. 48, 1900, as amended), a bond management company provided thereunder will not be established for the Bonds.

(3) The Issuer may replace or discharge the Fiscal Agent from time to time, provided that the Fiscal Agent shall remain in its duty until its successor is validly appointed. The Issuer shall make an advance public notice to the Bondholders of such change of the Fiscal Agent.

SECTION 4 RECORDING OF THE BONDS

(1) Recording agent for the Bonds (the "Recording Agent") shall be Mizuho Corporate Bank, Ltd. The Bondholders shall be able to record their Bonds at any time.

(2) The Issuer shall bear the expenses of the subscribers' recordation of the Bonds, and persons applying for recordation shall bear expenses for other recordation. Expenses necessary for the preparation and delivery of the Bond Certificates and Coupons upon cancellation of recordation of recorded Bonds shall be borne by persons requesting such cancellation.

SECTION 5 PLACE OF PAYMENTS

(1) The paying agent for the Bonds (the "Paying Agent") and the place of payment of the principal and interest shall be as follows:

         Mizuho Corporate Bank, Ltd.           Head Office and Osaka Corporate
                                               Banking Division

(2) The Issuer may change or discharge the Paying Agent from time to time. The Issuer shall publicly notify in advance the Bondholders of such change or discharge. Notwithstanding the foregoing, Paying Agent shall not be appointed by the Issuer in the United States of America (including each of its States and the District of Columbia) or

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         its territories and possessions and other areas which are subject to its jurisdiction (the "United States"), and shall not make payments of principal of and interest on the Bonds within the United States.

         Payments of the principal of and interest on the Bonds shall not be made in branch offices of the Paying Agent or by other payment agents outside Japan, and no payment shall be made by remittance to a bank account within the United States or check sent to an address in the United States.

SECTION 6 INTEREST

(1) The interest rate for each of the Bonds shall be 2.02% per annum of the principal amount.

(2) The Bonds shall accrue interest from October 1, 2003, and the interest shall first be payable on March 30, 2004 for the interest accumulated to such date, and thereafter, be payable in arrears on March 30 and September 30 of each year for the six-month period ending on and including each such date. Interests for a period other than six months shall be payable for the actual number of days during that period (calculated on daily pro rata basis of 365 days per year, rounded off at the first decimal place). The interest payment dates provided in this subsection shall be hereinafter referred to as the "Interest Payment Date."

(3) Interest on the Bonds shall not accrue after the redemption date; provided, however, that if the Issuer or Guarantor fails to redeem the Bonds on the redemption date, delinquency interest shall be payable for the actual number of the days during the period from the date of payment (exclusive) to the date of actual redemption (inclusive) at the rate provided in this Section 6 (calculated on daily pro rata basis of 365 days per year, rounded off at the first decimal place); provided, further, that the period shall not extend beyond 14 days after the public notice by the Fiscal Agent pursuant to Section 8(3) hereof that it has received funds for redemption.

SECTION 7 REDEMPTION AND REPURCHASE

(1) The Bonds shall be redeemed at the principal amount of the Bonds on September 30, 2010, unless redeemed or repurchased prior to such date.

(2) If the Issuer or the Guarantor is highly likely to be obliged to pay an Additional Amount (defined in Section 9) at the next due date for the Bonds as a result of any change or amendment in the laws (or rules or decision under such laws) of the United States or its subdivision, or its tax authorities, or application, authoritative interpretation or change in enforcement of such laws, rules or decisions, and, in the judgment of an authorized officer of the Issuer or Guarantor, the Issuer or Guarantor is not able to avoid payment of the Additional Amount with reasonable measures without incurring substantial

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         expenses, the Issuer or Guarantor may redeem (without deducting applicable withholding amounts), at any time, all of the Bonds (no partial redemption) at 100 % of the principal amount with interest thereon until (and including) the redemption date.

         Provided, however, that redemption of the Bonds on the grounds that the Guarantor has incurred payment obligation of the Additional Amount can only be made if both the Guarantor and Issuer are unable to avoid paying the Additional Amount by causing the Issuer to pay the principal of and interest on the Bonds.

         In such event, the Issuer or Guarantor shall notify the Fiscal Agent in writing that: (i) the Issuer or Guarantor is highly likely to bear obligation to pay the Additional Amount; (ii) it has elected to redeem the Bonds without deducting the withholding amount pursuant to this
         Section 7(2) instead of paying the Additional Amount; (iii) scheduled redemption date; and (iv) the payment obligation is unavoidable by reasonable measures without incurring substantial expenses in the judgment of an authorized officer of the company. The notice shall be accompanied by a legal opinion of an outside counsel appointed by the Issuer or Guarantor (meaning a legal counsel other than an employee of the Issuer, Guarantor or subsidiaries thereof, although a legal counsel regularly retained by the Issuer, Guarantor or subsidiaries thereof shall qualify as the outside counsel hereunder) (hereinafter the "Outside Counsel"), which shall describe that the Issuer or Guarantor is or may be obligated to pay the Additional Amount due to the facts described in the foregoing paragraph. The notice shall be given as soon as practicable upon occurrence of such event. Notices by the Issuer or Guarantor under this Section 7(2) to the Fiscal Agent shall be given 30 days prior to the scheduled redemption date, and the Issuer shall publicly notify the Bondholders 14 days prior to the scheduled redemption date.

         The notice and legal opinion delivered under this Section 7(2) shall be kept at the main office of the Fiscal Agent, shall be available during normal business hours for inspection and copying by the Bondholders, and persons requesting such copying shall bear all expenses necessary therefor.

         Under these Conditions of Bonds, the principal of the Bond shall include premiums payable under this Section 7(2), if any.

         All reasonable expenses necessary for the procedures under this Section 7(2) shall be borne by the Issuer or Guarantor.

(3) The Issuer, the Guarantor or any of their respective subsidiaries may, at any time after the issue date, purchase the Bonds in the market or otherwise at any price and retain, resell or cancel them.

(4) Unless otherwise provided hereunder, the Issuer shall not pay all or part of the principal of or interest on the Bonds prior to the due dates.

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SECTION 8 PAYMENT

(1) Payment of the principal of or interest on the Bonds represented by the Bond Certificates or Coupons shall be made upon surrender of the relevant Bond Certificates or Coupons, except as provided under Section 15, at either place of payment set forth in Section 5.

(2) With respect to recorded Bonds, payment of principal shall be made upon surrender of the relevant principal payment voucher, and payment of interest shall be made upon surrender of the relevant interest payment voucher, at the place of payment designated by the Bondholder at the time of the application for recordation. The Paying Agent shall check the seal affixed on the principal or interest payment voucher against the seal impression submitted to the Recording Agent.

(3) In the event that the Fiscal Agent has received the principal of and interest on the Bonds after the relevant due date, the Fiscal Agent shall publicly notify the receipt thereof as soon as practicable but no later than 14 days from the receipt of such amounts. All expenses in connection with the public notice shall be borne by the Issuer.

(4) Redemption of the Bond shall be made upon the surrender of the Bond Certificates with all Coupons not yet due, and if such Coupon is lacking, the face amount of such missing Coupon shall be deducted from the principal of the Bond; provided that such holder of a missing Coupon may receive payment for the face amount thereof upon surrender of the Coupon within a 5 year period from the redemption date of the Bond Certificates to which the missing Coupon was attached.

(5) If a payment date for the principal of or interest on the Bonds falls within a banking holiday in Tokyo, Japan, the Bondholder or Couponholder shall not be entitled to receive payments due until the next banking day, and no interest shall accrue for the delay of payment.

SECTION 9 TAXES

(1) All payments of the principal of and interest on the Bonds and Coupons by the Issuer or the Guarantor (including payments under the Payment Guarantee) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges (the "Taxes") of whatever nature imposed or levied by or on behalf of the United States or any of its subdivisions unless the withholding or deduction of the Taxes is required by law. In such event, the Issuer or Guarantor, as the case may be, will pay such additional amounts (the "Additional Amount") as shall be necessary for the net amounts received by the Bondholders or the Couponholders after such withholding or deduction to equal the respective amounts of principal and interest which would have been receivable in respect of the Bonds or Coupons, as the case may be, in the absence of such withholding or deduction, provided, however, that Additional Amounts shall not be payable for the following:

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         (i)      payments to a Bondholder or Couponholder, or to a third party for the same, who has obligations to pay Taxes in connection with the Bonds or Coupons due to any relationship with the United States other than (a) merely being a holder of the Bonds or Coupons or (b) receiving the principal of or interest on the Bonds or Coupons;

         (ii) payments to a Bondholder or Couponholder, or to a third party for the same, who shall not be subject to such withholding or deduction subject to filing of a statement that the Bondholder or Couponholder is a non-resident or other application for exemption to relevant tax authorities; or

         (iii) payments on the Bond Certificates or Coupons presented more than 30 days after the Related Date (as defined below) (provided that this shall not apply to the Additional Amount the Bondholder or Couponholder should have been entitled to if the Bond Certificates or Coupons had been surrendered).

         "Related Date" herein shall mean such first due date, however, if the Fiscal Agent has not received all amounts by the due date, this shall mean the date all amounts have been received and the Fiscal Agent has made a public notice to that effect in accordance with Section 8(3).

(2) Principal and interest hereunder shall be deemed to include the Additional Amount respectively payable pursuant to Section 9 in connection with the principal or interest.

SECTION 10 EVENTS OF DEFAULT

If any of the following events of (a)-(i) below (each an "Event of Default") shall have occurred and be continuing, the Bondholder may send a notice to the main office of the Fiscal Agent to the effect that the Bonds held by such Bondholder shall be payable at 100% of the principal amount with delinquency interest thereon (such Bondholder shall present at the main office of the Fiscal Agent a copy of the book of recordation indicating that it holds the Bond in question), such Bonds shall become due on the date which the written notice is received by the Fiscal Agent, and the principal of and delinquent interest thereon to and including such date shall be payable, provided, however, that this shall not apply when all Events of Default have been cured for all of the Bonds before such date. The Bondholder giving a written notice under this Section may withdraw it upon written notice to the main office of the Fiscal Agent at any time before the payment of such Bonds by the Issuer. Payment of principal and interest under this paragraph shall be made in a manner set forth under Section 8 hereof:

         (a) there is a default for more than 14 days after the due date in the payment of principal or interest (if any) due in respect of any of the Bonds;

         (b) the Issuer, the Guarantor or any Principal Subsidiary becomes bound, as a consequence of default by it in its obligation in respect of any other indebtedness

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                  in respect of Borrowed Money (as defined below) having an
                  aggregate outstanding principal amount in excess of U.S. $25,000,000 (or its equivalent in any other currency or currencies), to repay any such indebtedness in respect of Borrowed Money having an aggregate outstanding principal amount in excess of U.S. $25,000,000 (or its equivalent in any other currency or currencies) before the maturity of the Bonds, and such obligation is not satisfied or waived within 30 days of the Issuer, the Guarantor or Principal Subsidiary becoming so bound;

         (c) a resolution is passed or an order of a court of competent jurisdiction is made that the Issuer, the Guarantor or any Principal Subsidiary be wound up or dissolved other than for the purposes of or pursuant to such a consolidation, merger, etc. described under Section 11;

         (d) an encumbrancer takes possession or a receiver is appointed over all or substantially all of the assets or business of the Issuer, the Guarantor or any Principal Subsidiary;

         (e) an attachment, execution or seizure before judgment is levied or enforced upon or sued out against all or substantially all of the assets of the Issuer, the Guarantor or any Principal Subsidiary and is not discharged or dismissed within ninety
                  (90) days thereof;

         (f) the Issuer, the Guarantor or any Principal Subsidiary (otherwise than for the purposes of such a consolidation, merger, etc. under Section 11) ceases or threatens to cease to carry on all or substantially all of its business;

         (g) proceedings shall have been initiated against the Issuer, the Guarantor or any Principal Subsidiary under any applicable bankruptcy, insolvency or reorganization law and such proceedings shall not have been discharged or stayed within a period of sixty (60) days;

         (h) the Issuer, the Guarantor or any Principal Subsidiary initiates or consents to proceedings relating to itself under any applicable bankruptcy, composition, insolvency or reorganization law or makes a conveyance or assignment for the benefit of, or enters into any composition with, its creditors; or

         (i) the Payment Guarantee ceases to be, or is claimed by the Guarantor not to be, in full force and effect.

         "Borrowed Money" means monies borrowed and premiums and accrued interest in respect thereof including (a) liabilities under or in respect of any acceptance, credit or loan provided by any bank, similar institution or others and (b) the principal and premium (if any) of any notes, bonds, debentures or similar debt instruments whether issued in whole or in part

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for cash or other consideration but excluding trade payables incurred in the ordinary course of business and liability in connection with endorsement of any instrument for collection.

The Issuer shall, without delay, give a public notice to the Bondholders in the event of (i) any of the Events of Default or (ii) situation under which an Event of Default may occur upon passage of time, notice or both.

SECTION 11 MERGERS AND CONSOLIDATIONS, ETC.

The Issuer may merge with other companies without consent of the Bondholders or Couponholders if the surviving corporation is the Issuer.

Further, the Issuer may consolidate or merge into other companies, or transfer, assign or lease all or substantially all of its properties and assets to certain persons, without consent of the Bondholders or Couponholders, subject to the following conditions:

         (a) The new corporation formed upon the consolidation, surviving corporation upon the merger, or the transferee or lessee of all or substantially all of the Issuer's properties or assets expressly undertakes due and punctual payment of the principal of and interest on all of the Bonds and performance of covenants under the Bonds, by application of law, under an amendment agreement which may be made between the parties thereto with respect to the Fiscal and Paying Agency Agreement and Recording Agency Agreement for the Bonds (the "Related Agreements"), or by other means, and such undertakings set forth that such corporation or person shall pay the Additional Amount so that net payment of the principal of and interest on the Bonds to the Bondholders or Couponholders shall not be less than the amount described in the Bonds which become due at that time; provided that such obligations shall extend to withholdings or deductions of present or future Taxes imposed or levied by or on behalf of the United States or other jurisdiction where such corporation or person is incorporated or its subdivisions or tax authorities thereof or therein, provided, however, that payments with respect to the Bonds and Coupons, the Additional Amount shall not be payable in the following events:

                  (i) payments to a Bondholder or Couponholder, or to a third party for the same, who has obligations to pay Taxes in connection with the Bonds or Coupons due to any relationship with the United States or such other jurisdictions other than (a) merely being a holder the Bonds or Coupons or (b) receiving the principal of or interest on the Bonds or Coupons;

                  (ii) payments to a Bondholder or Couponholder, or to a third party for the same, who shall not be subject to such withholding or deduction subject to filing a

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                           statement of being a non-resident or other
                           application for exemption to competent tax authorities; or

                  (iii) payments on the Bond Certificates or Coupons presented more than 30 days after Related Date (provided that this shall not apply to the Additional Amount the Bondholder or Couponholder should have been entitled to if the Bond Certificates or Coupons had been surrendered).

                  Further, such corporation or person shall not be obliged to indemnify or pay taxes borne by each Bondholder or Couponholder arising from the abode or residence of the Bondholder in such other jurisdiction or relationship between the Bondholder and such other jurisdiction.

         (b) Upon the transactions becoming effective, there has been no Event of Default or situation under which an Event of Default may occur upon passage of time, notice or both, or upon other conditions.

         (c) The Fiscal Agent delivers a certificate executed by a duly authorized officer of such corporation or persons and a legal opinion by a legal counsel appointed by the Issuer (an in-house counsel of the Issuer will suffice) describing that documents establishing the consolidation, merger, transfer, assignment or lease described above and the undertakings by such corporation or person satisfy all of conditions of (a) and (b) above. During the normal business hours, such documents shall be furnished at the main office of the Fiscal Agent and shall be made available for inspection and copying by the Bondholders (all expenses necessary for the copying shall be borne by persons requesting such copying.)

         (d) Public notice of such undertakings to the Bondholders is made 14 days before the effective date of the undertakings.

As of the effective date of the transaction (subject to conditions (a)-(d) above) such corporation or person (the "Successor") shall, as if it were the Issuer under the Bonds, Coupons and Related Agreements, succeed to and replace the Issuer, and exercise all rights and powers of the Issuer under the Bonds, Coupons and Related Agreements, and succeed to and replace the Issuer and perform all obligations of the Issuer under the Bonds, Coupons and Related Agreements, and, except in the case of lease, the former Issuer shall be released from all obligations and covenants under the Bonds, Coupons and Related Agreements.

For the purposes of this Section 11, the term "person" shall mean individual, legal person, partnership, joint venture, association, corporation (kabushiki kaisha), trust, unincorporated organization, government, governmental agency or its subdivisions.

All reasonable expenses necessary for procedures under this Section 11 shall be borne by the Issuer, Guarantor or Successor.

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SECTION 12 QUALIFIED INSTITUTIONAL INVESTORS

(1) No registration statement has been filed with respect to the Bonds under Article 4 Paragraph 1 of the Securities and Exchange Law of Japan (Law No. 25 of 1948, as amended).

(2) The Bonds shall be issued to qualified institutional investors (defined in Article 4 of Cabinet Office Ordinance Concerning Definitions Provided in Article 2 of Securities and Exchange Law (MOF Ordinance No. 14, March 3, 1993, as amended) as having specialized knowledge and experience in investment in securities (the "Qualified Institutional Investors")).

(3) With respect to an offer to acquire the Bonds, the purchase shall be conditioned that any person who intends to acquire the Bonds shall request the recording of the aggregate acquired amount of the bonds pursuant to the provisions of Article 37 of Ordinance Concerning Enforcement of the Law on Recording of Bonds, Etc. of Japan (Imperial Ordinance No. 409 of 1942, as amended).

(4) Purchase of the Bonds shall be made on the condition that any person who will acquire the Bonds shall undertake not to transfer the Bonds to any person other than the Qualified Institutional Investors.

(5) When transferring any Bonds to any Qualified Institutional Investor, the transferor shall notify the transferee in writing, in advance or at the same time of transfer, that no registration statement has been filed with respect to the Bonds pursuant to the provisions of Article 4, paragraph 1 of the Securities and Exchange Law and as to the conditions in respect of the Bonds set out in this Section 12.

SECTION 13 LIMITATION OF APPLICATION FOR RECORDATION OF TRANSFER AS OF PAYMENT DATE

Application for recordation of transfer of the Bonds as of the payment date may not be made through the network operated by Japan Bond Settlement Network Co., Ltd.

SECTION 14 BONDHOLDERS MEETING

The Bondholders meeting for the Bonds shall be governed by applicable provisions under the Commercial Code of Japan. Such Bondholders meeting shall be held in Tokyo, Japan. For the purposes of this Section 14, the Bonds held by the Issuer, Guarantor and each of their subsidiaries shall be excluded and be deemed to be redeemed.

All reasonable expenses necessary for procedures under this Section 14 shall, pursuant to applicable laws of Japan, be borne by the Issuer.

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SECTION 15 SUBSTITUTE BOND CERTIFICATES

The Fiscal Agent shall, on behalf of the Company, prepare and deliver substitute Bond Certificates or Coupons to the holders of lost, stolen, destroyed or mutilated Bond Certificates or Coupons, upon application by such holders, which application must be accompanied by a certified transcript of a judgment of nullification rendered by a Japanese court in respect of such Bond Certificates or Coupons. Upon such presentation of the judgment of nullification, the Paying Agent shall pay the principal or interest which has become due without requiring surrender of the Bond Certificates or Coupons with respect thereto. Japanese courts shall have jurisdiction over proceedings governing a judgment of nullification of the Bond Certificates or Coupons. Upon demand by a holder of a Bond Certificate or Coupon which has been lost, stolen, destroyed or mutilated, for the purpose of obtaining a judgment of nullification, for a certificate to the effect that such Bond Certificate or Coupon has been issued by the Company, the Fiscal Agent shall prepare and deliver such certificate. In the case of mutilated Bond Certificates or Coupons, if their authenticity is verifiable by the Fiscal Agent, the Fiscal Agent shall, upon surrender to it of such Bond Certificates or Coupons, prepare and deliver substitute Bond Certificates or Coupons therefor without requiring a judgment of nullification and destroy the surrendered Bond Certificates or Coupons. All expenses incurred in connection with the preparation and delivery of substitute Bond Certificates or Coupons or the certificate shall be borne by the applicant therefor.

SECTION 16 REGISTRATION BOOK

The registration book for the Bonds shall be prepared and maintained by the Fiscal Agent and kept at its head office on behalf of the Company.

SECTION 17 STATUTE OF LIMITATIONS

In accordance with Article 316 of the Commercial Code of Japan, the principal of the Bonds shall be subject to 10-year statute of limitations and the interests on the Bonds shall be subject to 5-year statute of limitations.

SECTION 18 INDEMNITY OF CURRENCY

In the event that judgment or order by a competent court with respect to a claim arising out of the Bonds, Bond Certificates, Coupons or these Conditions of Bonds is in currency other than Japanese Yen, payment pursuant to such judgment or order shall discharge the obligation of the Issuer under these Conditions of Bonds by the equivalent amount in Japanese Yen of such payment at the exchange rate at the time of such payment. The Issuer covenants to pay to the Bondholder or Couponholder the amount necessary to indemnify the balance arising from fluctuation of exchange rates between (i) the date of conversion of the amount in currency other than Japanese Yen under such judgment or order (or a part thereof) or the date of such conversion is deemed to have taken place and (ii) the date of the payment pursuant to such judgment or order. The above covenant is independent from other obligations of the Issuer,

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separate and independent causes of action, applicable without regard to respite granted by Bondholders or Couponholders from time to time, and remains full force and effect notwithstanding any judgment or order.

SECTION 19 NOTICES

(1) Public notices with respect to the Bonds shall be made on a daily newspaper reporting current events issued in Tokyo, Japan. No direct notice to each of Bondholders shall be required. Such public notice by the Issuer shall be made by the Fiscal Agent on behalf of the Issuer upon its request and at its expense. The Fiscal and Paying Agency Agreement sets forth that if necessary the Issuer shall make a written request to the Fiscal Agent to make a public notice on behalf of the Issuer.

(2) The Issuer shall notify the Bond Holders of the following, provided that a confidentiality agreement reasonably acceptable to the Issuer has been executed with each Bond Holder to whom such disclosure is to be made. The notice shall be made only to the Bond Holders known to the Fiscal Agent by the Fiscal Agent on behalf of the Issuer:

         (a) within 90 days from the closing date of each fiscal year of the Issuer, the Issuer shall notify an unaudited balance sheet, income statement and cash flow statement (all in U.S. Dollars) of the Issuer for the fiscal year ending on such closing date; and

         (b) without delay after the last day of March and September each year, the Issuer shall notify nonpublic securities rating as of each such date on long term debt of the Issuer and the Bond by an internationally dominant rating agency. In the event that the Issuer receives the notice of changing such rating and opinion on such rating from the rating agency, the Issuer shall promptly notify to that effect.

SECTION 20 GOVERNING LAW AND JURISDICTION

Except for authorization of issuance of the Bonds by the Issuer, the form and substance of the Bonds, Bond Certificates, Coupons, and all rights and obligations of all parties including the Bondholders shall be governed by the laws of Japan; provided that the Payment Guarantee shall be governed by the laws of the State of New York.

Unless otherwise provided hereunder, the place of performance of obligations under the Bonds shall be Tokyo, Japan.

Any legal action or other court procedural action against the Issuer arising from or relating to the Bonds, Bond Certificates, Coupons, or these Conditions of Bonds may be instituted in the Tokyo District Court, to the jurisdiction of which the Issuer hereby expressly, unconditionally and irrevocably submits.

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The Issuer hereby appoints Managing Director of its Tokyo branch in Tokyo, Japan as the authorized agent of the Issuer upon whom process and any judicial or other court documents may be served in any legal or other court procedural action arising from or relating to the Bonds, Bond Certificates, Coupons, or these Conditions of Bonds that may be instituted in Japan; the Company hereby designates the address from time to time of its Tokyo branch, currently at 1-31, Minami-Aoyama 3-chome, Minato-ku, Tokyo, Japan 107-0062, as the address to receive such process and any judicial or other court documents. The Issuer hereby agrees to take, from time to time and so long as any of the Bonds or Coupons shall remain outstanding, any and all action (including the execution and filing of any and all documents and instruments) that may be necessary to effect and to continue such appointment and designation in full force and effect. If at any time such agent shall not, for any reason, serve as such authorized agent, the Issuer shall immediately appoint, and it shall take any and all action that may be necessary to effect the appointment of, a successor authorized agent in Tokyo, Japan, and the Issuer shall promptly notify the Fiscal Agent and publicly notify the Bondholders of the appointment of such successor agent.

Nothing in this Section 20 shall affect the right of the Bondholder to institute legal proceedings against the Issuer in any court of competent jurisdiction under applicable laws or to serve process in any manner otherwise permitted by law.

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Schedule

                          LIST OF EXISTING INDEBTEDNESS

   1. Indebtedness under the BNY Credit Agreement (meaning that certain Credit Agreement, dated as of November 5, 2001, by and among Tiffany & Co., certain Subsidiaries of Tiffany & Co., the banks that are parties thereto, and The Bank of New York, as the administrative agent, as amended, extended, refinanced or renewed from time to time, and each successor loan or credit agreement constituting Tiffany & Co.'s primary bank credit facility, in each case as may be amended from time to time), which may be incurred by Tiffany & Co., and those of its direct and indirect subsidiaries that are or become parties thereto.

   2. Guarantees provided by each of the guarantors of the indebtedness described in Item 1 above (unsecured).

   3. $60,000,000 6.90% Series A Senior Notes due 2008 issued by Tiffany & Co. to certain purchasers thereof (unsecured; $60,000,000 outstanding).

   4. Guarantees provided by each of the guarantors of the indebtedness described in Item 3 above (unsecured).

   5. $40,000,000 7.05% Series B Senior Notes due 2010 issued by Tiffany & Co. to certain purchasers thereof (unsecured; $40,000,000 outstanding).

   6. Guarantees provided by each of the guarantors of the indebtedness described in Item 5 above (unsecured).

   7. Indebtedness of Tiffany & Co. Japan Inc. under Y5,000,000,000 4.50% Loan due 2011 from American Family Life Assurance Company of Columbus, Japan Branch (unsecured; Y5,000,000,000 outstanding).

   8.    Guaranty provided by Tiffany & Co. of the indebtedness described in
         Item 7 above (unsecured).

   9. Indebtedness of Tiffany & Co. Japan Inc. under Y5,500,000,000 Variable Rate Loan due 2004 from The Fuji Bank, Ltd. (unsecured; Y5,500,000,000 outstanding).

   10. Interest Rate Swaps with J.P. Morgan Chase Bank in connection with the indebtedness described in item 9 above (unsecured).

   11.   Guaranty provided by Tiffany & Co. of the indebtedness described in
         Item 9 above (unsecured).

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   12.      Brazilian Reais 7,250,000 uncommitted line of credit provided to
            Tiffany-Brasil Ltda. by Bank Boston N.A. (unsecured).

   13. $40,000,000 6.15% Series C Senior Notes due 2009 issued by Tiffany & Co. to certain purchasers thereof (unsecured; $40,000,000 outstanding).

   14. $60,000,000 6.56% Series D Senior Notes due 2012 issued by Tiffany & Co. to certain purchasers thereof (unsecured; $60,000,000 outstanding).

   15. Guarantees provided by the guarantors of the indebtedness described in Items 13 and 14 above (unsecured).

   16. Interest Rate Swaps with Lehman Brothers Special Financing, Inc. in connection with the indebtedness described in Items 13 and 14 above.

   17. Forward exchange yen contracts, including those arising under that certain Foreign Exchange and Options Master Agreement dated as of March 28, 1997, by and between The Bank of New York and Tiffany and Company ("FEOMA-1") and that certain Foreign Exchange and Option Master Agreement dated as of March 28, 1997, by and between The Bank of New York and Tiffany & Co. International ("FEOMA-2") (unsecured).

   18. Guaranty provided by Tiffany & Co. International of the indebtedness arising under FEOMA-1 (unsecured).

   19. Guaranty provided by Tiffany and Company of the indebtedness arising under FEOMA-2 (unsecured).

   20. Indebtedness under the LSI Credit Agreement (meaning that certain Credit Agreement, dated as of May 13, 2003, by and among Tiffany & Co. and Little Switzerland, Inc., as Borrowers, and Wachovia Bank, National Association, as Lender, as amended, extended, refinanced or renewed from time to time, and each successor loan or credit agreement, in each case as may be amended from time to time), which may be incurred by Tiffany & Co., and those of its direct and indirect subsidiaries that are or become parties thereto.

   21. Guarantees provided by each guarantors of the indebtedness described in Item 20 above (unsecured).

   22. Indebtedness under the Agreement on Overdraft in Special Current Account (Y11,000,000,000), dated June 26, 2003 between Mizuho Bank, Ltd., as Lender Tiffany & Co. Japan Inc.

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   23.     Guaranty provided by Tiffany & Co. of the indebtedness described in
           Item 22.

   24. Indebtedness of World Gift Imports (Barbados) Ltd., a subsidiary of Little Switzerland, Inc., to Almod Diamonds Ltd. ($4,000,000)

                                       17